As filed with the Securities and Exchange Commission
                                 on June 9, 1995

                                                   Registration No.33-89144


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                       on
                                    FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933



                       EXCALIBUR TECHNOLOGIES CORPORATION
               [Exact name of issuer as specified in its charter]

                  Delaware                         85-0278207
       (State or other jurisdiction of          (I.R.S. Employer
       incorporation or organization)         Identification No.)


                             9255 Towne Center Drive
                                    9th Floor
                          San Diego, California  92121
                                  619-625-7900
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                   Stock Option Agreement with Richard Crooks
                   Stock Option Agreement with Douglas Johnson
                     Stock Option Agreement with Karl Minor
                 Stock Option Agreements with James W. Dowe III
                              (Full Title of plan)

                                  J.M. Kennedy
                             9255 Towne Centre Drive
                                    9th Floor
                          San Diego, California  92121
                                  619-625-7900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                              Jay H. Diamond, Esq.
                            Holtzmann, Wise & Shepard
                           1271 Avenue of the Americas
                            New York, New York  10020
                                 (212) 554-8000


     This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

                         CALCULATION OF REGISTRATION FEE


                                      Proposed     Proposed
Title of each class                   maximum       maximum     Amount of
  of securities to    Amount to be    offering     aggregate   registration
   be registered       registered    price per     offering        fee
                                        unit         price
- --------------------  -----------  ------------  ----------    ------------
Common Stock, $.01      120,000      $8.125<F1>    $975,000      $336.21
par value
- --------------------  -----------  ------------  ----------    ------------
Common Stock, $.01       30,000      $9.54<F1>     $286,200       $98.69
par value
- --------------------  -----------  ------------  ----------    ------------
Common Stock, $.01       43,050     $10.88<F1>     $468,384      $161.51
par value
- --------------------  -----------  ------------  ----------    ------------
Common Stock, $.01       50,000     $15.95<F1>     $797,500      $275.00
par value
- --------------------  -----------  ------------  ----------    ------------
Common Stock, $.01       50,000     $16.10<F1>     $805,000      $277.59
par value
- --------------------  -----------  ------------  ----------    ------------
                        293,050                  $3,332,084    $1,149.00
- --------------------  -----------  ------------  ----------    ------------

<F1>      Calculated in accordance with Rule 457(h) under the Securities Act, based upon the price at which options to purchase shares of common stock have been granted under the Agreements referenced in this Amendment.


                             PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS(1)

Item 1.   Plan Information.

Item 2.   Registrant Information and Employee Plan Annual
Information




                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents which have heretofore been filed by Excalibur Technologies Corporation (the "Company") (File No. 0-
977) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1995.

     2. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under
Section 12 of the Securities Exchange Act of 1934 (the "Exchange
Act").

     All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing such documents.

_______________________________
(1) This information is not required to be included in, and is not incorporated by reference in, this Registration Statement.



Item 4.   Description of Securities.

          The class of securities to be offered is registered under Section 12 of the Exchange Act.


Item 5.   Interests of Named Experts and Counsel.

          The validity of Shares of Common Stock to be offered hereunder has been passed upon for the Company by Holtzmann, Wise
& Shepard.  As of May 30, 1995, attorneys of Holtzmann, Wise &
Shepard beneficially owned 25,000 shares of Common Stock
(including shares subject to options) of the Company.


Item 6.   Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware empowers the Company to, and the By-laws of the Company provide that it shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

          The Company's By-laws provide, pursuant to Section 145 of the General Corporation Law of the State of Delaware, for indemnification of officers, directors, employees and agents of the Company and persons serving at the request of the Company in such capacities within other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their position with the Company or such other business organizations.

          The Company has an insurance policy covering the liability and expenses which might be incurred in connection with lawful indemnification of directors and officers of the Company for certain liabilities and expenses of such directors and officers for acts in those capacities. Such directors and officers are also insured against certain liabilities and expenses incurred for acts in such capacities and for which they are not entitled to indemnification by the Company.

Item 7.   Exemption from Registration Claimed.

               Not applicable.

Item 8.   Exhibits.

        Exhibit      Description
        Number
        4.04         Form of Stock Option Agreement with Richard Crooks

        4.05         Form of Stock Option Agreement with Douglas Johnson

        4.06         Form of Stock Option Agreement with Karl Minor

        4.07         Form of Stock Option Agreements with James Dowe III

        24.02        Consent of Independent Auditors



Item 9.   Undertakings.

          (1)  The undersigned registrant hereby undertakes:

               (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933;


                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

               (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        POWER OF ATTORNEY

          Know all men by these presents, that each officer or director of Excalibur Technologies Corporation whose signature appears below constitutes and appoints J.M. Kennedy, David Lambert and Jay H. Diamond and each of them severally her/his true and lawful attorney-in-fact and agent, with full and several power of substitution, for her/him and in her/his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or she/he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her/his or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.


                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 9th day of June, 1995.

                              EXCALIBUR TECHNOLOGIES CORPORATION



                              By:/s/David Lambert
                                 David Lambert
                                 Executive Vice President
                                 Chief Financial Officer,
                                 Treasurer
                                 and Secretary



          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

     Signature                   Title                  Date

         *            Chief Executive Officer and   June __, 1995
J.M. Kennedy          Director (Principal
                      Executive Officer)

         *            Chairman of                   June __, 1995
Richard M. Crooks,    the Board of Directors
Jr.

/s/David Lambert      Chief Financial Officer       June 9, 1995
David Lambert         and Treasurer (Principal
                      Financial and Accounting
                      Officer)

         *            Chief Scientist               June __, 1995
James W. Dowe III     and Director

/s/Jay H. Diamond     Director                      June 9, 1995
Jay H. Diamond


         *            Director                      June __, 1995
W. Frank King III

         *            Director                      June __, 1995
Philip J. O'Reilly

/s/ Jay H. Diamond*                                 June 9, 1995
Jay H. Diamond as
Attorney-in-Fact






                            Exhibits



Exhibit              Description
Number
4.04                 Form of Stock Option Agreement with Richard Crooks

4.05                 Form of Stock Option Agreement with Douglas Johnson

4.06                 Form of Stock Option Agreement with Karl Minor

4.07                 Form of Stock Option Agreements with James Dowe III

24.02                Consent of Independent Auditors